Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION OF
LQR HOUSE INC.

Description of the Fusion Five Transaction

On April 11, 2026, LQR House Inc. (the “Company” or “LQR”) entered into a share purchase agreement (the “Share Purchase Agreement”) with Dean Shields (the “Seller”) to acquire all of the issued and outstanding ordinary shares of Fusion Five Continents Securities Limited (the “Target” or “Fusion Five”), a New Zealand financial services company operating an AI-powered cross-border securities trading platform with proprietary USDT-based funding and settlement capabilities.

Pursuant to the Share Purchase Agreement, the Company agreed to acquire Fusion Five through multiple closings for aggregate contractual consideration of up to $126.88 million, payable in USDT. For purposes of the accompanying unaudited pro forma condensed combined financial information, the Company reflects the accounting impact of the completed acquisition transactions, including the acquisition of a controlling interest in Fusion Five, in accordance with ASC 805, Business Combinations.

The Target operates as a cross-border securities trading intermediary, providing clients with access to Hong Kong and U.S. equity markets through an integrated operational framework. A distinctive feature of the Target’s business is its capability to support USDT deposit and settlement for securities trading, supported by AI-driven operational empowerment. Through a partnership with a licensed Hong Kong securities broker, the Target connects approximately 4,000 investors to global equity markets, with USDT functioning as both the funding instrument and the settlement layer. The Target recorded revenue of approximately $20,561 and net loss of approximately $74,562 for the year ended March 31, 2026.

Pursuant to the Share Purchase Agreement, the Company agreed to purchase, and the Seller agreed to sell, all of the issued and outstanding ordinary shares of the Target, in multiple closings. On April 24, 2026, the Company completed the initial closing, acquiring 2,400 ordinary shares, representing 24% of the Target’s outstanding shares, for a purchase price of $28.08 million payable in USDT. Prior to obtaining control, the Company accounted for its 24% ownership interest as an equity investment. On June 1, 2026, the Company completed the second closing, acquiring an additional 3,000 ordinary shares, representing 30% of the Target’s outstanding shares, for a purchase price of $39.0 million payable in USDT. Following the second closing, the Company owned 5,400 shares, representing 54% of the outstanding shares, and obtained control of Fusion Five. Accordingly, the Company accounted for the transaction as a business combination achieved in stages under ASC 805, with June 1, 2026 representing the acquisition date for accounting purposes. Subsequent closings to acquire the remaining 4,600 ordinary shares, representing 46% of the outstanding shares, for an aggregate purchase price of $59,800,000, are subject to contractual and regulatory conditions.

On May 20, 2026, LQR entered into a Note Purchase Agreement providing borrowing commitments of up to US$60.0 million. The unsecured notes bear interest at 6.0% per annum and mature on May 20, 2028. For purposes of the accompanying unaudited pro forma condensed combined financial information, management assumed that US$40.0 million was drawn under the Note Purchase Agreement to finance the second closing purchase consideration. The remaining US$20.0 million borrowing commitment was not drawn and therefore is not reflected in the accompanying unaudited pro forma condensed combined financial information.

The following unaudited pro forma condensed combined financial statements should be read in conjunction with (i) the historical financial statements and accompanying notes of LQR included in the Quarterly Report on Form 10-Q for the three months ended March 31, 2026, filed with the SEC on May 15, 2026, and the Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on April 15, 2026, (ii) the audited financial statements of Fusion Five for the year ended March 31, 2026, included as an Exhibit to the Current Report on Form 8-K to which this Exhibit is attached (the “Current Report”), and (iii) the accompanying notes to the unaudited pro forma condensed combined financial statements included below

The Unaudited Pro Forma Condensed Combined Financial Statements

The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of LQR and Fusion Five as of March 31, 2026 and gives effect to the Transaction as if the acquisition had occurred on March 31, 2026. The pro forma adjustments reflect the application of the acquisition method of accounting under U.S. generally accepted accounting principles (“GAAP”) and the assumptions described in the accompanying notes. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025 and the three months ended March 31, 2026 combine the historical results of LQR and Fusion Five for such periods and give effect to the Transaction as if the acquisition had occurred on January 1, 2025 for purposes of presenting the pro forma results of operations. The pro forma adjustments include adjustments required under Regulation S-X Article 11. Collectively, these adjustments are referred to as the “Pro Forma Adjustments.” The accompanying unaudited pro forma condensed combined financial statements include transaction accounting adjustments required to reflect the acquisition accounting under ASC 805 and financing arrangements related to the Transaction.

The following unaudited pro forma condensed combined financial statements are provided for illustrative and informational purposes only and do not purport to represent or be indicative of the actual results of operations or financial condition, and should not be construed as representative of the future results of operations or financial condition of the Combined Company.

The unaudited pro forma condensed combined financial information is based on the assumptions and pro forma adjustments that are described in the accompanying notes. Differences between these preliminary estimates and the final accounting expected to be completed during the measurement period may occur, and such differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information. And such differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information.The pro forma adjustments do not necessarily reflect what the Combined Company’s financial condition or results of operations would have been had the Transaction occurred on the dates indicated. Differences between these preliminary estimates and the final accounting expected to be completed after the Closing may occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma condensed combined financial information is not necessarily indicative of the financial position or results of operations in the future periods or the result that actually would have been realized had LQR and Fusion Five been a combined organization during the specified periods. The actual results reported in periods following the Closing may differ significantly from those reflected in the unaudited condensed combined pro forma financial information presented herein for a number of reasons, including, but not limited to, differences in the assumptions used to prepare this unaudited pro forma condensed combined financial information.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared by management of LQR and management of Fusion Five in accordance with Regulation S-X Article 11, “Pro Forma Financial Information,” as amended by the final rule, “Amendments to Financial Disclosures About Acquired and Disposed Businesses,” as adopted by the U.S. Securities and Exchange Commission (the “SEC”) on May 21, 2020 (“Article 11”), and is presented in U.S. dollars. The historical financial statements of LQR and Fusion Five have been prepared in accordance with generally accepted accounting principles in the United States. The unaudited pro forma condensed combined financial information has been prepared based on information available as of March 31, 2026. The preparation of the pro forma adjustments requires management to make estimates and assumptions, including estimates related to the preliminary purchase price allocation and the fair value of assets acquired and liabilities assumed. Such estimates are based on information currently available, including a preliminary valuation prepared by an independent valuation specialist.

Pro Forma Adjustments

The pro forma adjustments are based on management’s preliminary estimates and assumptions. The preliminary purchase price allocation reflected herein was prepared based on a preliminary valuation performed by an independent valuation specialist. The preliminary purchase price allocation includes estimates of the fair values of assets acquired and liabilities assumed and goodwill. The purchase price allocation is preliminary and remains subject to adjustment during the measurement period under ASC 805, Business Combinations.

Pro Forma Condensed Consolidated Balance Sheet

As of March 31, 2026

(Unaudited)

	Historical		Pro Forma		Pro Forma
	LQR	Fusion Five	Adjustments	Note	Combined
ASSETS
Current Assets
Cash and cash equivalents	$4,444,975	$-	$(2,703,777)	(a)	$1,741,198
Cash held on behalf of clients	-	1,681,816	-		1,681,816
Accounts receivable	8,440	-	-		8,440
Advance for investment in joint venture	3,824,000	-	(3,824,000)	(a)	-
Advance payment to distributor	3,279,000	-	(3,279,000)	(a)	-
Prepaid expenses	295,182	-	-		295,182
Due from related party	2,852,215	-	(2,603,223)	(a)	248,992
Digital Assets - External trust company	-	1,469,840	-		1,469,840
Short-term investment - Broker dealer	-	18,737,527	-		18,737,527
Prepayment - Software subscription and related support services	-	22,872	-		22,872
Security deposit	19,450	-	-		19,450
Total Current Assets	14,723,262	21,912,055	(12,410,000)		24,225,317

Non-Current Assets
Property and equipment, net	295,136	-	-		295,136
Deferred offering costs	283,950	-	-		283,950
Investment in joint ventures	14,670,000	-	(14,670,000)	(a)	-
Goodwill	-	-	130,032,467	(a)	130,032,467
Total Non-Current Assets	15,249,086	-	115,362,467		130,611,553

TOTAL ASSETS	$29,972,348	$21,912,055	$102,952,467		$154,836,870

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

LIABILITIES
Current Liabilities
Payables - client funds	$-	$1,681,816	$-		$1,681,816
Accounts payable	135,464	-	-		135,464
Accrued and other payables	1,069,714	-	600,000	(b)	1,669,714
Accrued and other payables, related party	337,320	95,620	-		432,940
Payables - Broker-dealers	-	18,737,527	-		18,737,527
Payables – External trust company	-	1,469,840	-		1,469,840
Contract liabilities	12,181	-	-		12,181
Total Current Liabilities	1,554,679	21,984,803	600,000		24,139,482

Non-Current Liabilities
Note payable	-	-	40,000,000	(a)	40,000,000
Total Non-Current Liabilities	-	-	40,000,000		40,000,000

TOTAL LIABILITIES	1,554,679	21,984,803	40,600,000		64,139,482

Commitments and Contingencies

SHAREHOLDERS’ EQUITY (DEFICIT)
Common stock, $0.0001 par value, 1,500,000,000 shares authorized, 21,371,656 and 21,366,209 shares issued and outstanding as of March 31, 2026	2,137	-	-		2,137
Ordinary shares, no par value; 10,000 shares issued and outstanding as of March 31, 2026	-	-	-		-
Additional paid-in capital	97,707,337	-	-		97,707,337
Treasury stock	(547,415)	-	-		(547,415)
(Accumulated deficit) Retained earnings	(68,744,390)	(74,562)	3,566,756	(a)	(65,252,196)
Accumulated other comprehensive income (loss)	-	1,814	(1,814)		-
Total Shareholders’ Equity (Deficit)	28,417,669	(72,748)	3,564,942		31,909,863

Non-controlling interest	-	-	58,787,525	(a)	58,787,525
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$29,972,348	$21,912,055	$102,952,467		$154,836,870

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Pro Forma Condensed Combined Statement of Operations

For the three months ended March 31, 2026

(Unaudited)

	Historical		Pro Forma		Pro Forma
	LQR	Fusion Five	Adjustments	Note	Combined
REVENUE	$222,683	$12,530	-		$235,213
COST OF REVENUE	(244,919)	(21,719)	-		(266,638)
GROSS LOSS	(22,236)	(9,189)	-		(31,425)
OPERATING EXPENSES
Selling and marketing expenses	(105,000)	-	-		(105,000)
General and administrative expenses	(2,780,900)	(26,142)	-		(2,807,042)
Total Operating Expenses	(2,885,900)	(26,142)	-		(2,912,042)
OPERATING LOSS	(2,908,136)	(35,331)	-		(2,943,467)

OTHER INCOME(EXPENSES)
Interest expense	-	-	(600,000)	(b)	(600,000)
Other income	1,993,167	7	-		1,993,174
Total other income (expenses), net	1,993,167	7	(600,000)		1,393,174

LOSS BEFORE INCOME TAXES	(914,969)	(35,324)	(600,000)		(1,550,293)

NET LOSS FROM OPERATIONS BEFORE INCOME TAX EXPENSE	(914,969)	(35,324)	(600,000)		(1,550,293)
Income tax expense	-	-	-		-
NET LOSS	$(914,969)	$(35,324)	(600,000)		$(1,550,293)

Net loss per share - basic	$(0.04)	-	-		$(0.07)
Net loss income per share - diluted	$(0.04)	-	-		$(0.07)
Weighted average common shares outstanding - basic	21,366,209	-	-		21,366,209
Weighted average common shares outstanding - diluted	21,366,209	-	-		21,366,209

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2025

(Unaudited)

	Historical		Pro Forma		Pro Forma
	LQR (Audited)	Fusion Five	Adjustments	Note	Combined
REVENUE	$1,564,823	$8,031	$-		$1,572,854
COST OF REVENUE	(1,395,524)	(18,461)	-		(1,413,985)
GROSS PROFIT (LOSS)	169,299	(10,430)	-		158,869
OPERATING EXPENSES
Selling and marketing expenses	(643,608)	-	-		(643,608)
General and administrative expenses	(10,954,346)	(28,818)	-		(10,983,164)
Total Operating Expenses	(11,597,954)	(28,818)	-		(11,626,772)
OPERATING LOSS	(11,428,655)	(39,248)	-		(11,467,903)

OTHER INCOME(EXPENSES)
Impairment of investment	(1,127,500)	-	-		(1,127,500)
Legal settlement expense	(13,000,000)	-	-		(13,000,000)
Interest expense	-	-	(2,400,000)	(b)	(2,400,000)
Other income	33,537	10	-		33,547
Total other (expenses), net	(14,093,963)	10	(2,400,000)		(16,493,953)

LOSS BEFORE INCOME TAXES	(25,522,618)	(39,238)	(2,400,000)		(27,961,856)

Income tax expense	-	-	-		-
NET LOSS	$(25,522,618)	$(39,238)	$(2,400,000)		$(27,961,856)

Net loss per share - basic	$(3.51)	-	-		$(3.84)
Net loss income per share - diluted	$(3.51)	-	-		$(3.84)
Weighted average common shares outstanding - basic	7,281,549	-	-		7,281,549
Weighted average common shares outstanding - diluted	7,281,549	-	-		7,281,549

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

1.	Basis of Presentation

The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of LQR and the historical financial statements of Fusion Five, after giving effect to the Transaction using the acquisition method of accounting in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”) and applying the assumptions and adjustments described in the accompanying notes. The Transaction represents a business combination achieved in stages. Prior to obtaining control, the Company held a 24% equity interest in Fusion Five. Upon obtaining control on June 1, 2026, the Company remeasured its previously held equity interest at its acquisition-date fair value and recognized any resulting gain or loss in accordance with ASC 805. The preliminary purchase price allocation reflects the fair value of the previously held equity interest, consideration transferred for the additional 30% interest acquired, and the fair value of the non-controlling interest.

2.	Accounting Policies

Management has performed a preliminary comparison of the accounting policies of LQR and Fusion Five and has identified no material differences that would require adjustment in connection with the preparation of these pro forma financial statements. The significant accounting policies of each entity are described below. Following the Closing, a more detailed review and comparison of the two companies’ accounting policies will be performed, and additional differences may be identified that could have a material impact on the combined entity’s consolidated financial statements. As a result, additional differences between the accounting policies of the two companies may be identified that, when conformed, could have had a material impact on the accompanying unaudited pro forma condensed combined financial information.

Fusion Five’s significant accounting policies include revenue recognition for platform service fees and transaction-based commissions, accounting for client funds held on behalf of customers and corresponding client funds payable, restricted cash, and foreign currency translation.

LQR’s significant accounting policies include revenue recognition for product sales and marketing services, property and equipment, equity method investments, and general corporate operating expenses.

The Company accounted for the Transaction as a business combination achieved in stages under ASC 805.

3.	Preliminary Purchase Consideration Allocation

Purchase Consideration

Pursuant to the Share Purchase Agreement dated April 11, 2026, LQR agreed to acquire all of the issued and outstanding ordinary shares of Fusion Five through multiple closings.

The Company accounted for the acquisition as a business combination under ASC 805. The purchase price allocation was prepared using the acquisition method of accounting based upon the preliminary valuation prepared by an independent valuation specialist.

Consideration transferred-30% interest	$39,000,000
Fair value of non-controlling interest	58,787,525
Fair value of previously held 24% equity interest	32,286,055
Total value of combined interest	130,073,580

In accordance with ASC 805-30-30-1, the total acquisition-date fair value consists of (i) consideration transferred, (ii) the fair value of the non-controlling interest and (iii) the acquisition-date fair value of the previously held equity interest.

Sources of Funding

The purchase consideration for the completed acquisitions was funded through a combination of previously advanced investments, settlement of amounts previously paid and borrowings under the Note Purchase Agreement.

Recovery of investment in joint venture	$14,670,000
Recovery of advance for investment in joint venture	3,824,000
Recovery of advance payment to distributor	3,279,000
Recovery of due from related party	2,603,223
Cash and cash equivalents	3,703,777
Notes payable	40,000,000
Total Funding	68,080,000

The Note Purchase Agreement executed on May 20, 2026 provides aggregate borrowing commitments of up to US$60.0 million. For purposes of the accompanying unaudited pro forma condensed combined financial information, management assumed that US$40.0 million was drawn to finance the second closing purchase consideration. The remaining US$20.0 million commitment remained undrawn and therefore has not been reflected in the accompanying unaudited pro forma condensed combined financial information.

Preliminary Purchase Price Allocation

The following table summarizes the preliminary allocation of the purchase consideration based upon management’s current estimate of the acquisition-date fair values of the identifiable assets acquired and liabilities assumed.

Assets acquired
Cash and cash equivalents	$50,830
Cash held on behalf of clients	2,358,804
Total assets	$2,409,634
Total liabilities assumed
Client funds payable	$2,358,804
Tax provision	9,717
Net identifiable assets acquired	$41,113
Total value of combined interest	130,073,580
Goodwill	$130,032,467

4. Pro Forma Adjustments

The pro forma adjustments are based on management’s preliminary estimates and assumptions. Actual results may differ significantly from such preliminary estimates and assumptions.

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2026 are as follows:

(a) To reflect the preliminary acquisition accounting for the acquisition of Fusion Five using the acquisition method of accounting prescribed by ASC 805, Business Combinations. The adjustment reflects (i) the recognition of the acquisition-date fair value of the Company’s previously held 24% equity interest, (ii) the settlement of previously recorded investments and advances that formed part of the acquisition consideration, including the investment in joint venture, advance for investment in joint venture, advance payment to distributor, and due from related party, with the remaining funding sourced from the Company’s cash and cash equivalents, (iii) the recognition of preliminary goodwill of approximately $130.032 million, (iv) the recognition of the non-controlling interest at its acquisition-date fair value of approximately $58.788 million, and (v) the elimination of Fusion Five’s historical equity balances in accordance with ASC 805. No separately identifiable intangible asset or related deferred tax liability is recognized in the preliminary purchase price allocation.

The purchase price allocation is preliminary and remains subject to refinement during the measurement period prescribed by ASC 805.

(b) To reflect financing associated with the second closing of the acquisition under the Note Purchase Agreement dated May 20, 2026. The adjustment includes recognition of $40.0 million of unsecured Notes payable, recognition of $0.6 million of accrued interest payable, representing three months’ interest accrued at the contractual rate of 6.0% per annum as of March 31, 2026, and recognition of $2.4 million of annual interest expense in the unaudited pro forma condensed combined statement of operations, assuming the Notes had been outstanding for the entire fiscal year. The accrued interest payable is presented within accrued and other payables in the accompanying unaudited pro forma condensed combined balance sheet.

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2026 and the year ended December 31, 2025 are as follows:

No additional pro forma adjustments were made to the historical operating results of Fusion Five. The pro forma statements of operations include Fusion Five’s historical results for the periods presented and reflect the estimated interest expense associated with the financing used to fund the acquisition.